Exhibit 3.1
TURO INC.
RESTATED CERTIFICATE OF INCORPORATION
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
Turo Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:
1.    The name of this corporation is Turo Inc. This corporation was originally incorporated pursuant to the General Corporation Law on August 12, 2009 under the name RelayRides, Inc.
2.    The Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows.
RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and incorporated herein by this reference.
Exhibit A referred to in the resolution above is attached hereto as Exhibit A and is hereby incorporated herein by this reference.
3.    This Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.
4.    This Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.
IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 23rd day of July, 2019.

By:	/s/ Andre Haddad
Andre Haddad, Chief Executive Officer

Exhibit A
TURO INC.
RESTATED CERTIFICATE OF INCORPORATION
ARTICLE I: NAME.
The name of this corporation is Turo Inc. (the “Corporation”).
ARTICLE II: REGISTERED OFFICE.
The address of the registered office of the Corporation in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.
ARTICLE III: PURPOSE.
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
ARTICLE IV: AUTHORIZED SHARES.
The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 265,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 192,886,513 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). As of the effective date of this Restated Certificate of Incorporation (this “Restated Certificate”), 13,578,372 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, 25,651,417 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock”, 33,444,862 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”, 19,510,152 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock”, 36,187,616 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock”, 4,283,572 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D-1 Preferred Stock”, 49,315,501 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock” and 10,915,021 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E-1 Preferred Stock.”
The following is a statement of the designations and the rights, powers and preferences, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.
A.    COMMON STOCK
1.    General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.    Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). Unless required by law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law (with the Series D-1 Preferred Stock being subject to the Regulatory Voting Restriction (as defined below) for such purpose) and without a separate class vote of the holders of the Common Stock.
B.    PREFERRED STOCK
The following rights, powers and preferences, and restrictions, qualifications and limitations, shall apply to the Preferred Stock. Unless otherwise indicated, references to “Sections” in this Part B of this Article IV refer to sections of this Part B.
1.    Dividends.
1.1    Non-Cumulative Series E Preferred Stock and Series E-1 Preferred Stock Dividend Preference. The Corporation shall not pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) in any calendar year unless (in addition to the obtaining of any consents required elsewhere in this Restated Certificate or repurchases of Corporation capital stock and other equity securities by the Corporation pursuant to the “Company Tender Offer” (as defined in that certain Series E Preferred Stock Purchase Agreement between the Corporation and the “Purchasers” thereunder dated as of July 16, 2019, as amended from time to time (the “Series E SPA”))) the holders of the Series E Preferred Stock and Series E-1 Preferred Stock then outstanding shall first receive, or simultaneously receive, out of funds legally available therefor, a dividend on each outstanding share of Series E Preferred Stock and Series E-1 Preferred Stock in an amount equal to eight percent of the Original Issue Price (as defined below) per share for the Series E Preferred Stock and Series E-1 Preferred Stock. The foregoing dividends shall not be cumulative and shall be paid when, as and if declared by the Board of Directors of the Corporation (the “Board”). Payments of any dividends to the holders of Series E Preferred Stock and Series E-1 Preferred Stock under this Section 1.1 shall be paid pro rata, on an equal priority, pari passu basis according to their respective dividend preferences as set forth herein. “Original Issue Price” shall mean $0.4509 per share for the Series A Preferred Stock, shall mean $0.5680 per share for the Series A-2 Preferred Stock, shall mean $1.0515 per share for the Series B Preferred Stock, shall mean $2.3885 per share for the Series C Preferred Stock, shall mean $4.6690 per share for the Series D Preferred Stock and Series D-1 Preferred Stock, shall mean $5.0694 per share for the Series E Preferred Stock and shall mean $3.8021 per share for the Series E-1 Preferred Stock, each subject to appropriate adjustment in the event of any stock splits and combinations of shares of such series and for dividends paid on the Preferred Stock in shares of such stock. The “Special Series E Original Issue Price” and the “Special Series E Adjustment Event” shall have the definitions given each such term in Exhibit J of the Series E SPA.
1.2    Non-Cumulative Series D Preferred Stock and Series D-1 Preferred Stock Dividend Preference. Subject to the dividend preference of the Series E Preferred Stock and Series E-1 Preferred Stock set forth in Section 1.1, the Corporation shall not pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock or repurchases of Corporation capital stock and other equity securities by the Corporation pursuant to the Company Tender Offer) in any calendar year unless (in addition to the obtaining of any consents required elsewhere in this Restated Certificate) the holders of the Series D Preferred Stock and Series D-1 Preferred Stock then outstanding shall first receive, or simultaneously receive, out of funds legally available therefor, a dividend on each outstanding share of Series D Preferred Stock and Series D-1 Preferred Stock in an amount equal to eight percent of the Original Issue Price per share for the Series D Preferred Stock and Series D-1 Preferred Stock. The foregoing dividends shall not be cumulative and shall be paid when, as and if declared by the Board. Payments of any dividends to the holders of Series D Preferred Stock and Series D-1 Preferred Stock shall be paid pro rata, on an equal priority, pari passu basis according to their respective dividend preferences as set forth herein.
1.3    Non-Cumulative Series C Preferred Stock Dividend Preference. Subject to the dividend preference of the Series E Preferred Stock and Series E-1 Preferred Stock set forth in Section 1.1 and the dividend preference of the Series D Preferred Stock and Series D-1 Preferred Stock set forth in Section 1.2, the Corporation shall not pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock or repurchases of Corporation capital stock and other equity securities by the Corporation pursuant to the Company Tender Offer) in any calendar year unless (in addition to the obtaining of any consents required elsewhere in this Restated Certificate) the holders of the Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, out of funds legally available therefor, a dividend on each outstanding share of Series C Preferred Stock in an amount equal to eight percent of the Original Issue Price per share for the Series C Preferred Stock. The foregoing dividends shall not be cumulative and shall be paid when, as and if declared by the Board. Payments of any dividends to the holders of Series C Preferred Stock shall be paid pro rata, on an equal priority, pari passu basis according to their respective dividend preferences as set forth herein.
1.4    Non-Cumulative Series B Preferred Stock Dividend Preference. Subject to the dividend preference of the Series E Preferred Stock and Series E-1 Preferred Stock set forth in Section 1.1, the dividend preference of the Series D Preferred Stock and Series D-1 Preferred Stock set forth in Section 1.2 and the dividend preference of the Series C Preferred Stock set forth in Section 1.3, the Corporation shall not pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock or repurchases of Corporation capital stock and other equity securities by the Corporation pursuant to the Company Tender Offer) in any calendar year unless (in addition to the obtaining of any consents required elsewhere in this Restated Certificate) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, out of funds legally available therefor, a dividend on each outstanding share of Series B Preferred Stock in an amount equal to eight percent of the Original Issue Price per share for the Series B Preferred Stock. The foregoing dividends shall not be cumulative and shall be paid when, as and if declared by the Board. Payments of any dividends to the holders of Series B Preferred Stock shall be paid pro rata, on an equal priority, pari passu basis according to their respective dividend preferences as set forth herein.
1.5    Non-Cumulative Series A Preferred Stock and Series A-2 Preferred Stock Dividend Preference. Subject to the dividend preference of the Series E Preferred Stock and Series E-1 Preferred Stock set forth in Section 1.1, the dividend preference of the Series D Preferred Stock and Series D-1 Preferred Stock set forth in Section 1.2, the dividend preference of the Series C Preferred Stock set forth in Section 1.3 and the dividend preference of the Series B Preferred Stock set forth in

Section 1.4, the Corporation shall not pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock or repurchases of Corporation capital stock and other equity securities by the Corporation pursuant to the Company Tender Offer) in any calendar year unless (in addition to the obtaining of any consents required elsewhere in this Restated Certificate) the holders of the Series A Preferred Stock and Series A-2 Preferred Stock then outstanding shall first receive, or simultaneously receive, out of funds legally available therefor, a dividend on each outstanding share of Series A Preferred Stock and Series A-2 Preferred Stock in an amount equal to eight percent of the applicable Original Issue Price per share for such series of Preferred Stock. The foregoing dividends shall not be cumulative and shall be paid when, as and if declared by the Board. Payments of any dividends to the holders of Series A Preferred Stock and Series A-2 Preferred Stock shall be paid pro rata, on an equal priority, pari passu basis according to their respective dividend preferences as set forth herein.
1.6    Participation. If, after dividends in the full preferential amount specified in Sections 1.1, 1.2, 1.3, 1.4 and 1.5 for the Preferred Stock have been paid or set apart for payment in any calendar year of the Corporation, the Board shall declare additional dividends out of funds legally available therefor in that calendar year (other than repurchases of Corporation capital stock and other equity securities by the Corporation pursuant to the Company Tender Offer), then such additional dividends shall be declared pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders. For this purpose each holder of shares of Preferred Stock is to be treated as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder pursuant to Sections 4 and 5 (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose).
1.7    Non-Cash Dividends. Whenever a dividend provided for in this Section 1 shall be payable in property other than cash, subject to Section B(2) of Article V, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board.
2.    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
2.1    Payments to Holders of Preferred Stock.
2.1.1    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event (as defined below), before any payment shall be made to the holders of Series D-1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A-2 Preferred Stock, Series A Preferred Stock (the Series D-1 Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A-2 Preferred Stock and Series A Preferred Stock are hereinafter collectively referred to as the “Junior Preferred Stock”) or Common Stock by reason of their ownership thereof, the holders of shares of Series E Preferred Stock and Series E-1 Preferred Stock then outstanding shall be entitled to be paid out of the funds and assets available for distribution to its stockholders, an amount per share equal to the Original Issue Price for the Series E Preferred Stock and Series E-1 Preferred Stock, respectively, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation, the funds and assets available for distribution to the stockholders of the Corporation shall be insufficient to pay the holders of shares of Series E Preferred Stock and Series E-1 Preferred Stock the full amounts to which they are entitled under this Section 2.1.1, the holders of shares of Series E Preferred Stock and Series E-1 Preferred Stock shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Series E Preferred Stock and Series E-1 Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Notwithstanding the above, for purposes of determining the amount each holder of shares of Series E Preferred Stock and Series E-1 Preferred Stock is entitled to receive with respect to a Deemed Liquidation Event, each holder of shares of Series E Preferred Stock and Series E-1 Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of Series E Preferred Stock or Series E-1 Preferred Stock into shares of Common Stock immediately prior to the Deemed Liquidation Event if, as a result of an actual conversion of such Series E Preferred Stock or Series E-1 Preferred Stock, the holders of such Series E Preferred Stock or Series E-1 Preferred Stock would receive in respect of the shares of such Series E Preferred Stock or Series E-1 Preferred Stock, in the aggregate, an amount greater than the amount that would be distributed to such holders if such holders did not convert the shares of such Series E Preferred Stock or Series E-1 Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Series E Preferred Stock or Series E-1 Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of shares of Series E Preferred Stock or Series E-1 Preferred Stock that have not converted into shares of Common Stock.
2.1.2    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series E Preferred Stock and Series E-1 Preferred Stock as provided in Section 2.1.1, and before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, the holders of shares of Junior Preferred Stock then outstanding shall be entitled to be paid out of the funds and assets available for distribution to its stockholders, an amount per share equal to the Original Issue Price for such series of Junior Preferred Stock, plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation, the funds and assets available for distribution to the stockholders of the Corporation shall be insufficient to pay the holders of shares of Junior Preferred Stock the full amounts to which they are entitled under this Section 2.1.2, the holders of shares of Junior Preferred Stock shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Junior Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Notwithstanding the above, for purposes of determining the amount each holder of shares of Junior Preferred Stock is entitled to receive with respect to a Deemed Liquidation Event, each holder of shares of a series of Junior Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series of Junior Preferred Stock into shares of Common Stock immediately prior to the Deemed Liquidation Event (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose) if, as a result of an actual conversion of such series of Junior Preferred Stock, the holders of such series of Junior Preferred Stock would receive in respect of the shares of such series of Junior Preferred Stock, in the aggregate, an amount greater than the amount that would be distributed to such holders if such holders did not convert the shares of such series of Junior Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of a series of Junior Preferred Stock into Common Stock pursuant to this paragraph (with the Series D-1 Preferred Stock being treated as convertible (but without actual conversion) into Common Stock for such purpose), then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of shares of such series of Junior Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

2.2    Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution, winding up of the Corporation or any Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series E Preferred Stock and Series E-1 Preferred Stock as provided in Section 2.1.1 and the holders of shares of Junior Preferred Stock as provided in Section 2.1.2, the remaining funds and assets available for distribution to the stockholders of the Corporation shall be distributed solely among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.
2.3    Deemed Liquidation Events.
2.3.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 65% of the outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis and with the Series D-1 Preferred Stock not being subject to the Regulatory Voting Restriction and being treated as convertible, but without actual conversion, into Common Stock for such purpose) elect otherwise by written notice sent to the Corporation at least five days prior to the effective date of any such event; provided, however, that with respect to the Series E Preferred Stock and Series E-1 Preferred Stock, treatment of the following events as a Deemed Liquidation Event pursuant to this Section 2.3.1 may be waived only by the holders of a majority of the outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, voting together as a separate class on an as-converted basis:
(a)    a merger or consolidation (each a “Combination”) in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such Combination, except any such Combination involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such Combination continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such Combination, at least a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such Combination, the parent of such surviving or resulting party; provided that, for the purpose of this Section 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined in Section 5 below) outstanding immediately prior to such Combination or upon conversion of Convertible Securities (as defined in Section 5 below) outstanding immediately prior to such Combination shall be deemed to be outstanding immediately prior to such Combination and, if applicable, deemed to be converted or exchanged in such Combination on the same terms as the actual outstanding shares of Common Stock are converted or exchanged (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, for such purpose);
(b)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary or subsidiaries of the Corporation, of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole (or, if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by one or more subsidiaries, the sale or disposition (whether by consolidation, merger, conversion or otherwise) of such subsidiaries of the Corporation), except where such sale, lease, transfer, exclusive license or other disposition is made to the Corporation or one or more wholly owned subsidiaries of the Corporation; or
(c)    the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons

(other than an underwriter of the Corporation’s securities), of the Corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity).
2.3.2    Effecting a Deemed Liquidation Event. The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid to the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2.
2.3.3    Amount Deemed Paid or Distributed. Subject to Section B(2) of Article V, the funds and assets deemed paid or distributed to the holders of capital stock of the Corporation upon any such Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Section 2.3.3 is made in property other than in cash, the value of such distribution shall be, subject to Section B(2) of Article V, the fair market value of such property, as determined in good faith by the Board; provided, however, that the following shall apply. For securities not subject to investment letters or other similar restrictions on free marketability:
(a)    if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three days prior to the closing of such transaction;
(b)    if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or
(c)    if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.
The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.
2.3.4    Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Section 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2.3.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.
3.    Voting.
3.1    General.
3.1.1    On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), except as otherwise provided in this Restated Certificate, including the Regulatory Voting Restriction, or as required by law, each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose). Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred stock held by each holder could be converted, with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as provided by law or by the other provisions of this Restated Certificate, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on an as-converted basis (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose), shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.
3.1.2    Regulatory Voting Restriction. Notwithstanding the stated or statutory voting rights of holders of shares of Series D-1 Preferred Stock, in no event shall a Regulated Holder (as defined below) and its Transferees (as defined below), collectively, be entitled to vote shares representing more than 4.99% of the voting power of all shares of the Corporation entitled to vote on any matter (including matters with respect to which such holders are entitled to provide their consent), including matters with respect to which:
(a)    the holders of Series D Preferred Stock and the Series D-1 Preferred Stock vote together as a single class;
(b)    the holders of Preferred Stock vote together as a single class; or
(c)    the holders of Preferred Stock vote with shares of Common Stock as a single class on an as-converted basis;
(such voting rights to be allocated pro rata among the Regulated Holder (as defined below) and its Transferees based on the number of shares of Series D-1 Preferred Stock held by each such holder); provided, however, that, notwithstanding anything herein to the contrary, if there are no shares of Series D Preferred Stock outstanding, the ownership of shares of Series D-1 Preferred Stock will not convey to the holder thereof any right to vote for matters on which shares of Series D Preferred Stock and Series D-1 Preferred Stock are entitled to vote as a single class, and in the event there are no shares of Preferred Stock outstanding other than the Series D-1 Preferred Stock, the ownership of shares of Series D-1 Preferred Stock will not convey to the holder thereof any right to vote for matters on which shares of

Preferred Stock are entitled to vote as a single class; provided, further, that the Regulatory Voting Restriction shall not apply to matters requiring approval of the holders of shares of Series D-1 Preferred Stock pursuant to Section 3.8 below or as otherwise provided expressly herein regarding the approval or consent of the Series D-1 Preferred Stock. The restrictions described in this Section 3.1.2 are referred to herein as the “Regulatory Voting Restriction”.
3.2    Election of Directors.
3.2.1    Election. For so long as at least 2,980,000 shares of Series A Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series A Director”). For so long as at least 4,760,000 shares of Series B Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series B Director”). For so long as at least 3,900,000 shares of Series C Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series C Director”). Until December 31, 2019 and for so long as at least 4,300,000 shares of Series D Preferred and Series D-1 Preferred Stock, in total, remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series D Preferred Stock and Series D-1 Preferred Stock, exclusively and as a separate class and with the Series D-1 Preferred Stock being subject to the Regulatory Voting Restriction for such purpose, shall be entitled to elect two directors of the Corporation (each a “Series D Director” and together, the “Series D Directors”); provided that following December 31, 2019, the second Series D Director seat shall terminate and following such date, for so long as at least 4,300,000 shares of Series D Preferred and Series D-1 Preferred Stock, in total, remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series D Preferred Stock and Series D-1 Preferred Stock, exclusively and as a separate class and with the Series D-1 Preferred Stock being subject to the Regulatory Voting Restriction for such purpose, shall be entitled to elect one Series D Director. For so long as at least 12,328,875 shares of Series E Preferred Stock and Series E-1 Preferred Stock, in total, remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series E Preferred Stock and Series E-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation (each, a “Series E Director”, and collectively, the “Series E Directors” and, together with the Series A Director, the Series B Director, the Series C Director and the Series D Director(s), the “Preferred Directors”). The holders of record of the shares of Common Stock and of every other class or series of voting stock (including the Preferred Stock), voting together as a single class on an as-converted basis (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock and being subject to the Regulatory Voting Restriction for such purpose), shall be entitled to elect the remaining number of directors of the Corporation (the “Remaining Directors”). Any director elected as provided in this Section 3.2.1 may be removed without cause only by the affirmative vote of the holders of the Specified Stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.

3.2.2    Vacancies. If any vacancy in the office of any of the Preferred Directors or Remaining Directors exists prior to the date and time the first share of Series E Preferred Stock is issued (the “First Issuance Time”), such vacancy may be filled (either contingently or otherwise) by the stockholders as specified in this Section 3.2 or by at least a majority of the members of the Board then in office, although less than a quorum, or by a sole remaining member of the Board then in office, even if such directors or such sole remaining director were not elected by the holders of the class, classes or series that are entitled to elect a director or directors to office under the provisions of Section 3.2.1 (the “Specified Stock”) and such electing director or directors shall specify at the time of such election the specific vacant directorship being filled. After the First Issuance Time, no vacancy in the office of any director may be filled by the Board or by any director or directors elected by the holders of Specified Stock, but may only be filled by the affirmative vote of the holders of the Specified Stock entitled to elect such director or directors as provided in this Section 3.2, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.
3.2.3    Procedure. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Specified Stock entitled to elect such director shall constitute a quorum for the purpose of electing such director and the candidate or candidates to be elected by such Specified Stock shall be those who receive the highest number of affirmative votes (with each respective class, classes or series voting separately on an as-converted basis, with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into shares of Common Stock for such purpose) of the outstanding shares of such Specified Stock. In the case of an action taken by written consent without a meeting, the candidate or candidates to be elected by such Specified Stock shall be those who are elected by the written consent of the holders of a majority of such Specified Stock.
3.3    Preferred Stock Protective Provisions. At any time when at least 28,500,000 shares of Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of at least a majority of the then outstanding shares of Preferred Stock, consenting or voting together as a single class on an as-converted basis (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock and being subject to the Regulatory Voting Restriction for such purpose):
(a)    alter or change the rights, privileges, powers or preferences of the Preferred Stock set forth in the certificate of incorporation of the Corporation, as then in effect;
(b)    increase or decrease the authorized number of shares of Common Stock or Preferred Stock (or any series thereof);
(c)    authorize, create or issue (by reclassification or otherwise) any new class or series of capital stock having rights, powers or preferences set forth in the certificate of incorporation of the Corporation, as then in effect, that are senior to or on a parity with any series of Preferred Stock in right of redemption, liquidation preference, voting or dividend rights, or authorize, create or issue (by reclassification or otherwise) any security convertible into or exercisable for any such new class or series of capital stock;

(d)    redeem or repurchase any shares of Common Stock or Preferred Stock (or paying into or setting aside for a sinking fund for such purpose), other than (i) pursuant to an agreement with an employee, consultant, director or other service provider to the Corporation or any of its wholly owned subsidiaries (collectively, “Service Providers”) giving the Corporation the right to repurchase shares at the original cost thereof upon the termination of services; (ii) an exercise of a right of first refusal in favor of the Corporation pursuant to an agreement with any Service Provider, which exercise has been approved by the Board; (iii) pursuant to the Company Tender Offer; or (iv) as contemplated by this Restated Certificate;
(e)    declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock, other than a dividend on the Common Stock payable in shares of Common Stock or pursuant to the Company Tender Offer;
(f)    create or amend (including an increase in the number of shares of Common Stock or Preferred Stock subject to issuance thereunder) any stock plan or arrangement for the benefit of Service Providers;
(g)    incur any indebtedness, except any trade debt or other unsecured debt incurred in the ordinary course of business, in excess of $5,000,000;
(h)    effect any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event;
(i)    consummate the acquisition of another entity by the Corporation (or any subsidiary of the Corporation), by merger or consolidation with, purchase of all or substantially all of the assets of, or purchase of more than fifty percent of the outstanding equity securities of, the other entity;
(j)    increase or decrease the authorized number of directors constituting the Board;
(k)    establish or invest in any subsidiary (excluding any wholly owned subsidiary), spin-out or joint venture; or
(l)    otherwise amend, alter, restate, or repeal any provision of the Restated Certificate or the Bylaws of the Corporation.
3.4    Series A-2 Preferred Stock Protective Provisions. At any time when at least 2,980,000 shares of Series A-2 Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Series A-2 Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of at least 65% of the then outstanding shares of Series A-2 Preferred Stock, consenting or voting together as a single class on an as-converted basis, alter or change the rights, powers or preferences of the Series A-2 Preferred Stock set forth in the certificate of incorporation of the Corporation, as then in effect, provided, that the authorization, creation or issuance of any new or existing class or series of equity security (including any other security convertible into or exercisable for any such new or existing class or series of equity security) having any rights, powers or preferences senior to, pari passu with or junior to the Series A-2 Preferred Stock shall not be deemed to alter, amend, terminate, repeal or waive the rights, powers or preferences of the Series A-2 Preferred Stock requiring the affirmative vote or written consent of the holders of the Series A-2 Preferred Stock pursuant to this Section.
3.5    Series B Preferred Stock Protective Provisions. At any time when at least 4,760,000 shares of Series B Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Series B Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, consenting or voting together as a single class on an as-converted basis:
(a)    alter or change the rights, powers or preferences of the Series B Preferred Stock set forth in the certificate of incorporation of the Corporation, as then in effect, provided, that, subject to Section 3.5(b) below, the authorization, creation or issuance of any new or existing class or series of equity security (including any other security convertible into or exercisable for any such new or existing class or series of equity security) having any rights, powers or preferences senior to, pari passu with or junior to the Series B Preferred Stock shall not be deemed to alter, amend, terminate, repeal or waive the rights, powers or preferences of the Series B Preferred Stock requiring the affirmative vote or written consent of the holders of the Series B Preferred Stock pursuant to this Section; or
(b)    increase or decrease the authorized number of shares of Series B Preferred Stock.
3.6    Series C Preferred Stock Protective Provisions. At any time when at least 3,900,000 shares of Series C Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Series C Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of at least 65% of the then outstanding shares of Series C Preferred Stock, consenting or voting together as a single class on an as-converted basis:
(a)    alter or change the rights, powers or preferences of the Series C Preferred Stock set forth in the certificate of incorporation of the Corporation, as then in effect, provided, that, subject to Section 3.6(b) below, the authorization, creation or issuance of any new or existing class or series of equity security (including any other security convertible into or exercisable for any such new or existing class or series of equity security) having any rights, powers or preferences senior to, pari passu with or junior to the Series C Preferred Stock shall not be deemed to alter, amend, terminate, repeal or waive the rights, powers or preferences of the Series C Preferred Stock requiring the affirmative vote or written consent of the holders of the Series C Preferred Stock pursuant to this Section; or
(b)    increase or decrease the authorized number of shares of Series C Preferred Stock.
3.7    Series D Preferred Stock Protective Provisions. At any time when at least 4,300,000 shares of Series D Preferred Stock and Series D-1 Preferred Stock, in total, remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Series D Preferred Stock and Series D-1 Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of at least 60% of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock, consenting or voting together as a single class on an as-converted basis (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock and being subject to the Regulatory Voting Restriction for such purpose):
(a)    alter or change the rights, powers or preferences of the Series D Preferred Stock and Series D-1 Preferred Stock set forth in the certificate of incorporation of the Corporation, as then in effect, provided, that, subject to Section 3.7(b) below, the authorization, creation or issuance of any new or existing class or series of equity security (including any other security convertible into or exercisable for any such new or existing class or series of equity security) having any rights, powers or preferences senior to, pari passu with or junior to the Series D Preferred Stock and Series D-1 Preferred Stock shall not be deemed to alter, amend, terminate, repeal or waive the rights, powers or preferences of the Series D Preferred Stock and Series D-1 Preferred Stock requiring the affirmative vote or written consent of the holders of the Series D Preferred Stock and Series D-1 Preferred Stock pursuant to this Section; or
(b)    increase or decrease the authorized number of shares of Series D Preferred Stock and Series D-1 Preferred Stock.
3.8    Series D-1 Preferred Stock Protective Provisions. So long as any shares of Series D-1 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, waive, amend, alter or repeal any provision of this Restated Certificate or the Bylaws of the Corporation without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D-1 Preferred Stock (with the Series D-1 Preferred Stock not being subject to the Regulatory Voting Restriction for purposes of this specific written consent or affirmative vote), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, which:
(a)    increases the number of authorized shares of Series D-1 Preferred Stock; or
(b)    amends, modifies or waives any of the terms set forth in Article V below, the protective provisions set forth in this Section 3.8 or any provision intended to address the regulatory status as a bank holding company under the BHCA (as defined below) of the initial or any subsequent holder of Series D-1 Preferred Stock.
In no event shall the Series D-1 Preferred Stock be entitled to vote, or act by written consent, on any matter as a single “class” of “voting securities” as such terms are interpreted under the BHCA. For the avoidance of doubt, the foregoing provisions in this Section 3.8 shall continue to apply with respect to the Series D-1 Preferred Stock after a Deemed Optional Conversion or Deemed Automatic Conversion (each as defined below).
3.9    Series E Preferred Stock Protective Provisions. At any time when at least 12,328,875 shares of Series E Preferred Stock and Series E-1 Preferred Stock, in total, remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the

Series E Preferred Stock or Series E-1 Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of a majority of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, consenting or voting together as a single class on an as-converted basis:
(a)    alter or change the rights, powers or preferences of the Series E Preferred Stock or Series E-1 Preferred Stock set forth in the certificate of incorporation of the Corporation, as then in effect, provided, that, subject to Section 3.9(b) below, the authorization, creation or issuance of any new or existing class or series of equity security (including any other security convertible into or exercisable for any such new or existing class or series of equity security) having any rights, powers or preferences senior to, pari passu with or junior to the Series E Preferred Stock or Series E-1 Preferred Stock shall not be deemed to alter, amend, terminate, repeal or waive the rights, powers or preferences of the Series E Preferred Stock or Series E-1 Preferred Stock requiring the affirmative vote or written consent of the holders of the Series E Preferred Stock and Series E-1 Preferred Stock pursuant to this Section;
(b)    increase or decrease the authorized number of shares of Series E Preferred Stock or Series E-1 Preferred Stock;
(c)    redeem or repurchase any shares of Common Stock or Preferred Stock (or paying into or setting aside for a sinking fund for such purpose), other than (i) pursuant to an agreement with any Service Provider giving the Corporation the right to repurchase shares at the original cost thereof upon the termination of services; (ii) an exercise of a right of first refusal in favor of the Corporation pursuant to an agreement with any Service Provider, which exercise has been approved by the Board; (iii) pursuant to the Company Tender Offer; or (iv) as contemplated by this Restated Certificate;
(d)    declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock, other than a dividend on the Common Stock payable in shares of Common Stock or pursuant to the Company Tender Offer;
(e)    effect any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event which results in a per share consideration payable to the holders of Series E Preferred Stock that is less than the lower of (i) three (3) times the Original Issue Price of the Series E Preferred Stock, or (ii) upon the occurrence of a Special Series E Adjustment Event (regardless if there has been an adjustment to the Conversion Price under Section 3 of Exhibit J of the Series E SPA), three (3) times the Special Series E Original Issue Price (subject to appropriate adjustment in the event of any stock splits and combinations of shares and for dividends paid on the Series E Preferred Stock in shares of such stock);
(f)    consummate the acquisition of another entity by the Corporation (or any subsidiary of the Corporation), by merger or consolidation with, purchase of all or substantially all of the assets of, or purchase of more than fifty percent of the outstanding equity securities of, the other entity;
(g)    increase or decrease the authorized number of directors constituting the Board; or

(h)    establish or invest in any subsidiary (excluding any wholly owned subsidiary), spin-out or joint venture.
4.    Conversion Rights. The holders of the Preferred Stock shall have conversion rights, if any, as follows (the “Conversion Rights”):
4.1    Right to Convert.
4.1.1    Non-Regulated Preferred Stock. Each share of a series of Preferred Stock, other than the Series D-1 Preferred Stock (the “Non-Regulated Preferred Stock”), shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series of Non-Regulated Preferred Stock by the Conversion Price (as defined below) for such series of Preferred Stock in effect at the time of conversion. The “Conversion Price” for each series of Non-Regulated Preferred Stock shall initially mean the Original Issue Price for such series of Non-Regulated Preferred Stock. Such initial Conversion Price, and the rate at which shares of Non-Regulated Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in Section 5.
4.1.2    Series D-1 Preferred Stock. Shares of Series D-1 Preferred Stock shall not be convertible into Common Stock pursuant to Section 4.1.1 in the hands of a Regulated Holder or its Transferees (unless such conversion is in connection with a Permitted Regulatory Transfer (as defined below) (such restriction, the “Regulatory Conversion Restriction”). Instead, upon notice to the Corporation from the holder of Series D-1 Preferred Stock that it intends to exercise the rights granted pursuant to the remainder of this sentence (a “Deemed Conversion Notice”), (x) the Series D-1 Preferred Stock shall no longer be entitled to any rights of the Series D-1 Preferred Stock that are not also applicable to shares of Common Stock, including without limitation the right to receive the amounts payable to holders of Series D-1 Preferred Stock pursuant to Sections 1 and 2 and such holder of Series D-1 Preferred Stock shall be deemed to have forever and finally waived all such rights; provided, however, that the rights set forth in Section 3.8 and Article V, as well as the Regulatory Voting Restriction, shall continue to apply to such shares of Series D-1 Preferred Stock, and (y) such holder of Series D-1 Preferred Stock thereafter shall be entitled to receive, in lieu of any amounts otherwise payable on the Series D-1 Preferred Stock hereunder (including any amounts payable pursuant to Sections 2.1.2 or 2.3), only an amount per share equal to the amounts that may become payable to holders of Common Stock hereunder, as such securities are adjusted from time to time hereunder, including pursuant to Sections 5.4 and 5.5 or any stock split, stock dividend, combination, subdivision, recapitalization or the like with respect to the Common Stock occurring after such Deemed Optional Conversion as if such Series D-1 Preferred Stock had been converted (but without actually converting) into shares of Common Stock at the same time that the Deemed Conversion Notice was given at the then applicable Conversion Price of the Series D-1 Preferred Stock (a “Deemed Optional Conversion”); provided, however, that in lieu of receiving any voting securities (as such term is defined under the BHCA) otherwise payable to the holders of Common Stock, if (i) as a result of accepting such property, each holder of Series D-1 Preferred Stock is deemed to be in control of the Corporation (as “control” is used for purposes of BHCA) or believes in good faith, based on the advice of legal counsel, that it is or would be deemed to be in control of the Corporation (as “control” is used for purposes of the BHCA) or (ii) the holder of Series D-1 Preferred Stock reasonably believes it is not permitted to hold all or part of such property under the BHCA or any other relevant banking laws, regulations and agency interpretations and guidance, then each holder of a share of Series D-1 Preferred Stock shall be entitled to receive, at its election, in lieu of such voting securities, the cash equivalent of the fair market value thereof as determined in good faith by the

Board as of such payable date. For the avoidance of doubt, any Deemed Optional Conversion shall be irrevocable and shares of Series D-1 Preferred Stock that have been subject to a Deemed Optional Conversion pursuant to this Section 4.1.2 shall not be entitled to vote on any matters for which shares of Common Stock, and not shares of Series D-1 Preferred Stock, were entitled to vote.
4.1.3    Notice of Conversion. In order for a holder of Non-Regulated Preferred Stock to voluntarily convert shares of Non-Regulated Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Non-Regulated Preferred Stock (or, if such registered holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Non-Regulated Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Non-Regulated Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent (a “Contingency Event”). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice (or, if later, the date on which all Contingency Events have occurred) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such time. The Corporation shall, as soon as practicable after the Conversion Time, (a) issue and deliver to such holder of Non-Regulated Preferred Stock, or to such holder’s nominee(s), a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Non-Regulated Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (b) pay in cash such amount as provided in Section 5.7.3 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (c) pay all declared but unpaid dividends on the shares of Non-Regulated Preferred Stock converted.
4.1.4    Effect of Voluntary Conversion. As of the Conversion Time, all shares of Non-Regulated Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 5.7.3 and to receive payment of any dividends declared but unpaid thereon. Any shares of Non-Regulated Preferred Stock so converted shall be retired and cancelled and may not be reissued.
4.2    Mandatory Conversion.
4.2.1    Non-Regulated Preferred Stock. Upon either (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $75,000,000 of gross proceeds to the Corporation and at an offering price to the public equal to or greater than the lesser of (i) one and one-half (1.5) times the Original Issue Price of the Series E Preferred Stock or (ii) upon the occurrence of a Special Series E Adjustment Event (regardless if there has been an adjustment to the Conversion Price under Section 3 of Exhibit J of the Series E SPA), one and one-half (1.5) times the Special Series E Original Issue Price (subject to appropriate adjustment in the event of any stock splits and combinations of shares and for dividends paid on the Series E Preferred Stock in shares of such stock) (a “Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 65% of the outstanding shares of Non-Regulated Preferred Stock at the time of such vote or consent, voting together as a single class on an as-converted basis (the “Conversion Election”, and each of the events referred to in (a) and (b) constitute a “Preferred Stock Automatic Conversion Event”) (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Non-Regulated Preferred Stock shall automatically be converted into shares of Common Stock, at the applicable ratio described in Section 4.1.1 as the same may be adjusted from time to time in accordance with this Section 4, and (ii) such shares may not be reissued by the Corporation. Notwithstanding the foregoing, no shares of Series E Preferred Stock or Series E-1 Preferred Stock shall be converted pursuant to Section 4.2.1(b) until the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock at the time of such vote or consent, voting together as a separate class on an as-converted basis.
4.2.2    Series D-1 Preferred Stock. Notwithstanding anything to the contrary contained herein, no shares of Series D-1 Preferred Stock in the hands of a Regulated Holder or its Transferees shall be convertible into shares of Common Stock pursuant to Section 4.2.1 (unless such conversion is in connection with a Permitted Regulatory Transfer), but instead, upon the occurrence of any of the events described in Section 4.2.1 above, (x) the Series D-1 Preferred Stock shall no longer be entitled to any rights of the Series D-1 Preferred Stock that are not also applicable to shares of Common Stock, including without limitation the right to receive the amounts payable to holders of Series D-1 Preferred Stock pursuant to Sections 1 and 2, and such holder of Series D-1 Preferred Stock shall be deemed to have forever and finally waived all such rights; provided, however, that the rights set forth in Section 3.8 and Article V, as well as the Regulatory Voting Restriction, shall continue to apply to such shares of Series D-1 Preferred Stock, and (y) each holder of Series D-1 Preferred Stock thereafter shall be entitled to receive, in lieu of any amounts otherwise payable on the Series D-1 Preferred Stock hereunder (pursuant to Sections 2.1.2 or 2.3), only an amount per share equal to the amounts that may become payable to holders of Common Stock hereunder (as such securities are adjusted from time to time hereunder, including pursuant to Sections 5.4 and 5.5 or pursuant to any stock split, stock dividend, combination, subdivision, recapitalization or the like with respect to the Common Stock occurring after such Deemed Automatic Conversion) as if such Series D-1 Preferred Stock had been converted (but without actually converting) into shares of Common Stock at the same time that all shares of Series D Preferred Stock have been automatically converted pursuant to this Section 4.2.2 (a “Deemed Automatic Conversion”); provided, however, that in lieu of receiving any voting securities (as such term is defined under the BHCA) otherwise payable to the holders of Common Stock, if (i) as a result of accepting such property, each holder of Series D-1 Preferred Stock is deemed to be in control of the Corporation (as “control” is used for purposes of BHCA) or believes in good faith, based on the advice of legal counsel, that it is or would be deemed to be in control of the Corporation (as “control” is used for purposes of the BHCA) or (ii) the holder of Series D-1 Preferred Stock reasonably believes it is not permitted to hold all or part of such property under the BHCA or any other relevant banking laws, regulations and agency interpretations and guidance, then each holder of a share of Series D-1 Preferred Stock shall be entitled to receive, at its election, in lieu of such voting securities, the cash equivalent of the fair market value thereof as determined in good faith by the Board as of such payable date. For the avoidance of doubt, shares of Series D-1 Preferred Stock that have been subject to a Deemed Automatic Conversion pursuant to this Section 4.2.2 shall not be entitled to vote on any matters for which shares of Common Stock, and not shares of Series D-1 Preferred Stock, were entitled to vote. Notwithstanding anything to the contrary in this Restated Certificate, immediately prior to and subject to the consummation of a Preferred Stock Automatic Conversion Event pursuant to which all Non-Regulated Preferred Stock are converting into shares of Common Stock, all outstanding shares of Series D-1 Preferred Stock shall automatically be converted into shares of Common Stock at the then applicable Series D-1 Conversion Price (as defined below) if, and only if, such conversion would not result in a Regulated Holder and its Transferees owning or controlling, or being deemed to own or control, collectively, greater than (i) 4.99% of the voting power of any class of voting securities of the Corporation or (ii) 9.99% of the total equity of the Corporation (in each case, as such terms are defined and used, and as such percentages are calculated, under the BHCA) (such automatic conversion, the “Permitted Automatic Conversion”); provided, however, that if the Series D-1 Preferred Stock would not be able to convert in a manner that is compliant with the Permitted Automatic Conversion threshold, then, prior to the Preferred Stock Automatic Conversion Event, the Corporation, at its sole election, may redeem or repurchase the minimum number of shares of Series D-1 Preferred Stock at a price per share equal to the applicable Repurchase Price (as defined below) from such Regulated Holder and/or its Transferees such that a Permitted Automatic Conversion may occur simultaneously with, and contingent upon, the consummation of a Preferred Stock Automatic Conversion Event (such repurchase, the “Repurchase”). The “Repurchase Price” shall be (1) in the event of a Qualified IPO, the per share price of Common Stock of the Company offered to the public in such Qualified IPO (before deduction of underwriters discounts or commissions), and (2) in the event of a Conversion Election, the fair market value of a share of Series D-1 Preferred Stock as determined in good faith by the Board as of such repurchase date. In the event of a Permitted Automatic Conversion pursuant to this Section 4.2.2, each share of Series D-1 Preferred Stock shall be convertible, without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for the Series D-1 Preferred Stock by the Series D-1 Conversion Price in effect at the time of conversion. The “Series D-1 Conversion Price” shall initially mean the Original Issue Price for the Series D-1 Preferred Stock. Such initial Series D-1 Conversion Price, and the rate at which shares of Series D-1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in Section 5.
4.2.3    Mandatory Conversion Procedural Requirements.
(a)    All holders of record of shares of Non-Regulated Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Non-Regulated Preferred Stock pursuant to Sections 4.2.1 and 10. Upon the occurrence of a Permitted Automatic Conversion, all holders of record of shares of Series D-1 Preferred Stock shall be sent written notice of such Permitted Automatic Conversion and the place designated for mandatory conversion of all such shares of Series D-1 Preferred Stock pursuant to Sections 4.2.2 and 10. Unless otherwise provided in this Restated Certificate, such notices need not be sent in advance of the occurrence of the Mandatory Conversion Time or the Permitted Automatic Conversion, as applicable. Upon receipt of such notice, each holder of shares of Non-Regulated Preferred Stock and/or Series D-1 Preferred Stock, as applicable, shall surrender such holder’s certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in the applicable notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to Sections 4.2.1 and 4.2.2, as applicable.

If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by such holder’s attorney duly authorized in writing. All rights with respect to the Non-Regulated Preferred Stock converted pursuant to Section 4.2.1, and the Series D-1 Preferred Stock converted pursuant to Sections 4.2.2, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time and the Permitted Automatic Conversion, respectively (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 4.2.3(a). As soon as practicable after the Mandatory Conversion Time and/or the Permitted Automatic Conversion, as applicable, and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Non-Regulated Preferred Stock and/or the Series D-1 Preferred Stock, as applicable, the Corporation shall issue and deliver to such holder, or to such holder’s nominee(s), a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 5.7.3 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Non-Regulated Preferred Stock and/or Series D-1 Preferred Stock, as applicable, converted. Such converted shares shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Non-Regulated Preferred Stock (and the applicable series thereof) and/or the Series D-1 Preferred Stock, as applicable, accordingly.
4.3    Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.
4.4    Termination of Conversion Rights. Subject to Section 4.1.3 in the case of a Contingency Event, in the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the third day preceding the date fixed for the first payment of any funds and assets distributable on such event to the holders of Preferred Stock.
4.5    Permitted Regulatory Transfers; Other Treatment of Series D-1 Preferred Stock.
4.5.1    Upon completion of a Permitted Regulatory Transfer, each share of Series D-1 Preferred Stock so transferred in such a Permitted Regulatory Transfer shall automatically be converted into (1) one (1) fully paid and nonassessable share of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) if such Permitted Regulatory Transfer occurs prior to a Deemed Optional Conversion or Deemed Automatic Conversion, or (2) one (1) fully paid and nonassessable share of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization), if such Permitted Regulatory Transfer occurs on or subsequent to a Deemed Optional Conversion or Deemed Automatic Conversion.
4.5.2    Any shares of Series D-1 Preferred Stock that are (a) convertible into Common Stock pursuant to this Section 4 or (b) that are treated as convertible (without actual conversion)

into Common Stock for purposes of another provision of this Restated Certificate, shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for the Series D-1 Preferred Stock by the then effective Conversion Price for the Series D-1 Preferred Stock.
5.    Adjustments to Conversion Price.
5.1    Adjustments for Diluting Issuances.
5.1.1    Special Definitions. For purposes of this Article IV, the following definitions shall apply:
(a)    “Option” shall mean any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities from the Corporation.
(b)    “Original Issue Date” for a series of Preferred Stock shall mean the date on which the first share of such series of Preferred Stock was issued.
(c)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities issued by the Corporation that are directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options and with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock.
(d)    “Additional Shares of Common Stock” with respect to a series of Preferred Stock shall mean all shares of Common Stock issued (or, pursuant to Section 5.1.2 below, deemed to be issued) by the Corporation after the applicable Original Issue Date for such series of Preferred Stock (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock), other than the following shares of Common Stock and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively as to all such shares and shares deemed issued, “Exempted Securities”):
(i)    shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock;
(ii)    shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on or subdivision of shares of Common Stock that is covered by Section 5.2, 5.3, 5.4, 5.5 or 5.6;
(iii)    shares of Common Stock or Options to acquire shares of Common Stock, including but not limited to restricted stock units and stock appreciation rights payable in shares of Common Stock or in Options or Convertible Securities, issued to Service Providers pursuant to a plan, agreement or arrangement approved by the Board;
(iv)    shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or the conversion or exchange of Convertible Securities that are outstanding as of the date this Restated Certificate is filed with the Secretary of State of Delaware, in each case provided that such issuance is pursuant to the terms of such Option or Convertible Security;

(v)    shares of Common Stock, Options or Convertible Securities issued to banks, landlords, equipment lessors or other financial institutions pursuant to a debt financing or equipment or real property leasing transaction approved by the Board, including a majority of the Preferred Directors then in office;
(vi)    shares of Common Stock, Options or Convertible Securities issued pursuant to a bona fide acquisition of another entity by the Corporation by merger or consolidation with, purchase of substantially all of the assets of, or purchase of more than fifty percent of the outstanding equity securities of, the other entity, provided, that such issuances are approved by the Board, including a majority of the Preferred Directors then in office;
(vii)    shares of Common Stock, Options or Convertible Securities issued as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 5.1.3 or Section 5.7;
(viii)    shares of Common Stock issued in an offering to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended with, and declared effective by, the Securities and Exchange Commission;
(ix)    shares of Common Stock issued on conversion of shares of Series E Preferred Stock or Series E-1 Preferred Stock issued pursuant to the Series E SPA;
(x) shares of Common Stock or Convertible Securities issued under that certain Warrant (as defined in the Series E SPA); or
(xii) shares of Common Stock, Options or Convertible Securities issued following the written approval of the holders of at least 65% of the then outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis and with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock and being subject to the Regulatory Voting Restriction for such purpose) agreeing that no adjustment shall be made as a result of the issuance; provided, however, no such issuance of Common Stock, Options or Convertible Securities shall be excluded from the definition of “Additional Shares of Common Stock” pursuant to this clause (x) as it relates to (A) Series C Preferred Stock unless such exclusion has been approved by the vote of the holders of more than 65% of the then outstanding shares of Series C Preferred Stock, voting as a separate class, (B) Series D Preferred Stock and Series D-1 Preferred Stock unless such exclusion has been approved by the vote of the holders of more than 60% of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock, voting as a separate class (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock and being subject to the Regulatory Voting Restriction for such purpose), and (C) Series E Preferred Stock and Series E-1 Preferred Stock unless such exclusion has been approved by the vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, voting as a separate class on an as-converted basis.
5.1.2    Deemed Issue of Additional Shares of Common Stock.
(a)    If the Corporation at any time or from time to time after the applicable Original Issue Date for a series of Preferred Stock shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability (including the passage of time) but without regard to any provision contained therein for a subsequent adjustment of such number including by way of anti-dilution adjustment) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.3, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price of such series of Preferred Stock computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price of such series of Preferred Stock as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 5.1.2(b) shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount which exceeds the lower of (1) the Conversion Price for such series of Preferred Stock in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (2) the Conversion Price for such series of Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.3 (either because the consideration per share (determined pursuant to Section 5.1.4) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price of such series of Preferred Stock then in effect, or because such Option or Convertible Security was issued before the Original Issue Date of such series of Preferred Stock), are revised after the Original Issue Date of such series of Preferred Stock as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 5.1.2(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.3, the Conversion Price of such series of Preferred Stock shall be readjusted to such Conversion Price of such series of Preferred Stock as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price of a series of Preferred Stock provided for in this Section 5.1.2 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in Sections 5.1.2(b) and 5.1.2(c)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to such Conversion Price that would result under the terms of this Section 5.1.2 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
5.1.3    Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the applicable Original Issue Date of a series of Preferred Stock issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.1.2), without consideration or for a consideration per share less than the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue, then such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-thousandth of a cent) determined in accordance with the following formula:
CP2 = C P1 *  (A + B) ÷ (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
“CP2” shall mean the applicable Conversion Price in effect immediately after such issue or deemed issue of Additional Shares of Common Stock;
“CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue or deemed issue of Additional Shares of Common Stock;
“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue or deemed issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock but with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of Additional Shares of Common Stock that would have been issued or deemed issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
“C” shall mean the number of such Additional Shares of Common Stock actually issued or deemed issued in such transaction.
5.1.4    Determination of Consideration. For purposes of this Section 5.1, the consideration received by the Corporation for the issue or deemed issue of any Additional Shares of Common Stock shall be computed as follows:
(a)    Cash and Property: Such consideration shall:
(i)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
(ii)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and
(iii)    in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.
(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.1.2, relating to Options and Convertible Securities, shall be determined by dividing
(i)    the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(ii)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
5.1.5    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.2, then, upon the final such issuance, the Conversion Price of such series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period that are a part of such transaction or series of related transaction).
5.2    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date for a series of Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price for such series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date for a series of Preferred Stock combine the outstanding shares of Common Stock, the Conversion Price for such series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose) shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.
5.3    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price for such series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:
(a)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(b)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this section as of the time of actual payment of such dividends or distributions; and (ii) no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

5.4    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock), then and in each such event the holders of such series of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose).
5.5    Adjustment for Reclassification, Exchange and Substitution. If, at any time or from time to time after the Original Issue Date for a series of Preferred Stock, the Common Stock issuable upon the conversion of such series of Preferred Stock (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose) is changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than by a stock split or combination, dividend, distribution, merger or consolidation covered by Sections 5.2, 5.3, 5.4 or 5.6 or by Section 2.3 regarding a Deemed Liquidation Event), then in any such event each holder of such series of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose).
5.6    Adjustment for Merger or Consolidation. Subject to the provisions of Section 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not a series of Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 5.1, 5.3, 5.4 or 5.5), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, provision shall be made that each share of such series of Preferred Stock shall thereafter be convertible in lieu of the Common Stock (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose) into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in Section 4 and this Section 5 with respect to the rights and interests thereafter of the holders of such series of Preferred Stock, to the end that the provisions set forth in Section 4 and this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preferred Stock (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose).
5.7    Special Adjustment to Conversion Price of Series E Preferred Stock. In addition to and subject to any and all other adjustments set forth herein (if and to the extent applicable and whether occurring prior to or after the occurrence of a Special Series E Adjustment Event, immediately following the Final Determination (as defined in Exhibit J of the Series E SPA), in the event of a Special Series E

Adjustment Event, if the Conversion Price of the Series E Preferred Stock then in effect is greater than the applicable Special Series E Original Issue Price set forth in Section 4 of Exhibit J of the Series E SPA, then such Conversion Price of the Series E Preferred Stock shall be automatically adjusted to such applicable Special Series E Original Issue Price.
5.8    General Conversion Provisions.
5.8.1    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this “Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 15 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible and with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of any series of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (a) the Conversion Price of such series of Preferred Stock then in effect and (b) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Preferred Stock (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose).
5.8.2    Reservation of Shares. The Corporation shall at all times while any share of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose), the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate. Before taking any action that would cause an adjustment reducing the Conversion Price of a series of Preferred Stock below the then par value of the shares of Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.
5.8.3    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

5.8.4    No Further Adjustment after Conversion. Upon any conversion of shares of Preferred Stock into Common Stock, no adjustment to the Conversion Price of the applicable series of Preferred Stock shall be made with respect to the converted shares for any declared but unpaid dividends on such series of Preferred Stock or on the Common Stock delivered upon conversion.
6.    Redemption. Except as provided in Article V, the Preferred Stock is not redeemable at the option of the holder thereof.
7.    Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.
8.    Waiver. Any of the rights, powers, preferences and other terms of a series of the Preferred Stock or the Preferred Stock as a class that are set forth herein may be waived on behalf of all holders of such series of Preferred Stock or the Preferred Stock as a class by the affirmative written consent or vote of the holders of at least 65% of the shares of such series of Preferred Stock or such Preferred Stock as a class, as the case may be, that are then outstanding, treating any convertible Preferred Stock as if converted to Common Stock (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock and being subject to the Regulatory Voting Restriction for such purpose); provided, however, that in no event may holders of Non-Regulated Preferred Stock waive any matter contemplated by Section 3.8 without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D-1 Preferred Stock (with the Series D-1 Preferred Stock not being subject to the Regulatory Voting Restriction for purposes of this specific written consent or affirmative vote). For purposes of clarity, the rights, powers, preferences and other terms of a specific series of the Preferred Stock expressly set forth herein cannot be waived on behalf of all holders of such series of Preferred Stock pursuant to this Section 8 without the affirmative written consent or vote of the holders of at least 65% of the shares of such series of Preferred Stock, treating any convertible Preferred Stock as if converted to Common Stock (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock and being subject to the Regulatory Voting Restriction for such purpose).
9.    Notice of Record Date. In the event:
(a)    the Corporation shall set a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock, with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or subscription right, and the amount and character of such dividend, distribution or subscription right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock; with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock for such purpose) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent (A) at least 20 days prior to the earlier of the record date or effective date for the event specified in such notice or (B) such fewer number of days as may be approved the holders of 65% of the outstanding shares of Preferred Stock acting as a single class on an as-converted basis (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock and being subject to the Regulatory Voting Restriction for such purpose).
10.    Notices. Except as otherwise provided herein, any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation for such holder, given by the holder to the Corporation for the purpose of notice or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission. If no such address appears or is given, notice shall be deemed given at the place where the principal executive office of the Corporation is located.
ARTICLE V: REGULATORY PROVISIONS.
A.    Definitions. As used herein, the following terms will have the meanings set forth below.
1.    The “BHCA” means the Bank Holding Company Act of 1956, as amended, and as implemented by the Board of Governors of the Federal Reserve System, whether pursuant to regulation or interpretation, together with its affiliates (as defined in Regulation Y (12 C.F.R. Part 225)).
2.    A “Permitted Regulatory Transferee” shall mean a person or entity who acquires shares of Series D-1 Preferred Stock from a Regulated Holder or its Transferees in any of the following transfers (each, a “Permitted Regulatory Transfer”): (a) a widespread public distribution; (b) a private placement in which no one party acquires the right to purchase 2% or more of any class of voting securities (as such term is used for purposes of the BHCA) of the Corporation; (c) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widespread public distribution on behalf of a Regulated Holder and its Transferees; (d) to a party who is not a Regulated Holder; or (e) to a party who would control more than 50% of the voting securities (as such term is used for purposes of the BHCA) of the Corporation without giving effect to the shares of Series D-1 Preferred Stock transferred by a Regulated Holder and its Transferees.
3.    A “Regulated Holder” means a bank holding company subject to the provisions of the BHCA, as amended, and as implemented by the Board of Governors of the Federal Reserve System, together with its affiliates (as defined in Regulation Y (12 C.F.R. Part 225)).

4.    A “Transferee” means a party to whom a Regulated Holder transfers shares of Series D-1 Preferred Stock and the transferees of such party (in each case, other than Permitted Regulatory Transferees).
B.    The Corporation shall be bound by the following restrictions (each, a “BHCA Regulatory Restriction”):
1.    The Corporation shall not directly or indirectly, repurchase, redeem, retire or otherwise acquire any of the Corporation’s capital securities, or take any other action, if, as a result, a Regulated Holder and its Transferees would own or control, or be deemed to own or control, collectively, greater than (i) 4.99% of the voting power of any class of voting securities of the Corporation or (ii) 9.99% of the total equity of the Corporation (in each case, as such terms used in the preceding sentence are defined and used, and as such percentages are calculated, under the BHCA).
2.    If the Corporation declares a distribution payable in any form of property other than in cash, and (i) as a result of accepting such property, each holder of a share of Series D-1 Preferred Stock is deemed to be in control of the Corporation (as “control” is used for purposes of BHCA) or believes in good faith, based on the advice of legal counsel, that it is or would be deemed to be in control of the Corporation (as “control” is used for purposes of the BHCA) or (ii) the holder of Series D-1 Preferred Stock believes in reasonable good faith, based on the advice of legal counsel, it is not permitted to hold all or part of such property under the BHCA or any other relevant banking laws, regulations and agency interpretations and guidance, then each holder of a share of Series D-1 Preferred Stock shall be entitled to receive, at its election, in lieu of such property, a cash payment equal to the fair market value of the property that such holder would have been entitled to receive upon such distribution as reasonably determined by the Board in good faith. The Corporation and the stockholders of the Corporation will use commercially reasonable efforts to negotiate in good faith the terms of any Deemed Liquidation Event, including without limitation the terms of any securities issued pursuant to such transaction, to comply with any regulatory requirements applicable to a Regulated Holder or its Transferees.
C.    In the event of a breach of any BHCA Regulatory Restriction or Section D of this Article V or if a Regulated Holder is unable to transfer pursuant to Section D of this Article V all or any part of the shares of the Corporation’s stock then-held by it because such transfer is not permitted pursuant to applicable securities laws, a Regulated Holder may, subject to applicable law regarding dividends, distributions or redemptions, exercise any remedies available to it against the Corporation, including requiring the Corporation to repurchase the relevant portion of the shares held by such Regulated Holder necessary to give effect to Sections B or D, as applicable, at a per share price equal to the then current fair market value of (i) if shares of Series D Preferred Stock are then-outstanding, a share of Series D Preferred Stock (and not the fair market value of a share of Series D-1 Preferred Stock), as determined by the Board in good faith, or (ii) if no shares of Series D Preferred Stock are then-outstanding, a share of Series D-1 Preferred Stock, as determined by the Board in good faith with such determination being made assuming that the rights, preferences and privileges applicable to the Series D Preferred Stock (and not the Series D-1 Preferred Stock) that are set forth herein, as in effect as of the Series D Original Issue Date, are the rights, preferences and privileges of the Series D-1 Preferred Stock.
D.    If (x) a Regulated Holder is deemed to be in control of the Corporation (as “control” is used for purposes of the BHCA), (y) a Regulated Holder believes in reasonable good faith, based on advice of legal counsel, that it may be deemed to be in control of the Corporation (as “control” is used for purposes of the BHCA) or that it is not permitted to hold all or part of its shares of the Corporation’s stock or, if applicable, its other securities of the Corporation under the BHCA or any other relevant banking laws, regulations and agency interpretations and guidance, or (z) a Regulated Holder learns of any activities directly or indirectly by or on behalf of the Corporation or any officer, director, employee or agent thereof that constitute or give rise to a violation of applicable anti-bribery or anti-corruption laws by the Corporation, then (i) the Corporation will cooperate in good faith to provide such Regulated Holder with information relevant to its determination under clause (x), (y) or (z) ; provided, however, that with respect to (z), information covered under attorney-client privilege or highly confidential information need not be provided, provided, further, that with respect to (z), Regulated Holder agrees, and any representative of Regulated Holder agrees, to hold in confidence and trust pursuant to the terms of an Amended and Restated Investors’ Rights Agreement by and among the Regulated Holder, the Corporation and certain other stockholders of the Corporation, dated on or around the date hereof, as the same may be amended and restated from time to time, (ii) subject to the transferee agreeing in writing reasonably satisfactory to the Corporation to be bound with respect to such shares by all agreements between the Corporation and the Regulated Holder, such Regulated Holder shall be permitted to sell or otherwise transfer its shares of Series D-1 Preferred Stock or any other securities of the Corporation then-held by such Regulated Holder (subject to applicable securities laws) and (iii) the Corporation will use its commercially reasonable efforts to facilitate such sale or transfer in good faith (which shall include, at a minimum, making management available to prospective buyers and providing customary due diligence material, subject to a customary confidentiality agreement).
E.    To the extent further requested by Regulated Holder (in good faith and based on the advice of legal counsel), the Corporation will (i) cooperate in good faith with a Regulated Holder (x) in order to avoid a Regulated Holder being deemed to control the Corporation or any successor or acquiring corporation or entity (as “control” is used for purposes of the BHCA) as a result of any arrangements with any Regulated Holder and (y) to avoid any circumstances under which a Regulated Holder would not be permitted to hold all or a portion of its shares of Series D-1 Preferred Stock or any other securities of this Corporation or of any (1) successor thereto, (2) acquiring corporation or (3) entity the securities of which have been issued in respect of or exchange for any securities of the Corporation, in each case then-held or to be received by such Regulated Holder, under the BHCA or any other relevant banking laws, regulations and agency interpretations and guidance and (ii) use good faith efforts to provide that any security of the Corporation or of any successor or acquiring corporation or other entity issued or to be issued to a Regulated Holder in any transaction to which the Corporation is a party contains terms and characteristics that provide equivalent protections with respect to any regulatory requirements applicable to such Regulated Holder as are provided by the Series D-1 Preferred Stock under the relevant banking laws, regulations and agency interpretations and guidance.
F.    In the event of any conflict of this Article V with any other provision of this Restated Certificate, the terms of this Article V shall prevail.
Notwithstanding anything to the contrary in this Restated Certificate, this Article V shall automatically terminate and be of no further force or effect at such time that no shares of Series D-1 Preferred Stock are held by any Regulated Holder or Transferee.
ARTICLE VI: PREEMPTIVE RIGHTS.
No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and any stockholder.

ARTICLE VII: STOCK REPURCHASES.
Subject to any approvals otherwise required by this Restated Certificate, any repurchases by the Corporation of shares of its capital stock may be made without regard to any preferential dividends arrears amount or any preferential rights amount (as such terms are defined in Section 500(b) of the Corporations Code of the State of California).
ARTICLE VIII: BYLAW PROVISIONS.
A.    AMENDMENT OF BYLAWS. Subject to any additional vote required by the Restated Certificate or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
B.    NUMBER OF DIRECTORS. Subject to any additional vote required by the Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
C.    BALLOT. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
D.    MEETINGS AND BOOKS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.
ARTICLE IX: DIRECTOR LIABILITY.
A.    LIMITATION. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
B.    INDEMNIFICATION. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.
C.    MODIFICATION. Any amendment, repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE X: CORPORATE OPPORTUNITIES.
In the event that a director of the Corporation who is also a partner, member, director, stockholder, employee or agent of an entity that is a holder of Preferred Stock or any of its affiliates and that is in the business of investing or regularly invests and/or reinvests in other entities (each, a “Covered Person”), acquires knowledge of a potential transaction or matter in such person’s capacity as a partner, member, director, stockholder, employee or agent of the Covered Person and that may be a corporate opportunity for both the Corporation and such Covered Person, such director shall to the fullest extent permitted by law have fully satisfied and fulfilled such director’s fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates, if such director acts in good faith in a manner consistent with the following policy: a corporate opportunity offered to any person who is a director of the Corporation, and who is also a partner, member, director, stockholder, employee or agent of a Covered Person shall belong to such Covered Person, unless such opportunity was expressly offered to such person solely in his or her capacity as a director of the Corporation. Unless otherwise provided herein, the Corporation, to the fullest extent permitted by law, waives any claim that a business opportunity constituted a corporate opportunity that should have been presented to, or acquired, created or developed by, or which otherwise comes into the possession of any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is a director, officer or employee of this Corporation or any of its subsidiaries.
ARTICLE XI: CREDITOR AND STOCKHOLDER COMPROMISES.
Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of §291 of Title 8 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing at least three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
*  *  *  *  *  *  *  *  *  *  *

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
TURO INC.
Turo Inc., a Delaware corporation (the “Corporation”), does hereby certify that the following amendment to the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 23, 2019 has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware with the approval of such amendment by the Corporation’s stockholders having been given by written consent without a meeting in accordance with Sections 228(d) and 242 of the Delaware General Corporation Law:
1.    Section 3.9 of Article IV, Part B of the Restated Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:
“3.9. Series E Preferred Stock Protective Provisions. At any time when at least 12,328,875 shares of Series E Preferred Stock and Series E-1 Preferred Stock, in total, remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Series E Preferred Stock or Series E-1 Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of a majority of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, consenting or voting together as a single class on an as-converted basis:
(a)    alter or change the rights, powers or preferences of the Series E Preferred Stock or Series E-1 Preferred Stock set forth in the certificate of incorporation of the Corporation, as then in effect, provided, that, subject to Section 3.9(b) below, the authorization, creation or issuance of any new or existing class or series of equity security (including any other security convertible into or exercisable for any such new or existing class or series of equity security) having any rights, powers or preferences senior to, pari passu with or junior to the Series E Preferred Stock or Series E-1 Preferred Stock shall not be deemed to alter, amend, terminate, repeal or waive the rights, powers or preferences of the Series E Preferred Stock or Series E-1 Preferred Stock requiring the affirmative vote or written consent of the holders of the Series E Preferred Stock and Series E-1 Preferred Stock pursuant to this Section;
(b)    increase or decrease the authorized number of shares of Series E Preferred Stock or Series E-1 Preferred Stock;
(c)    redeem or repurchase any shares of Common Stock or Preferred Stock (or paying into or setting aside for a sinking fund for such purpose), other than (i) pursuant to an agreement with any Service Provider giving the Corporation the right to repurchase shares at the original cost thereof upon the termination of services; (ii) an exercise of a right of first refusal in favor of the Corporation pursuant to an agreement with any Service Provider, which
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exercise has been approved by the Board; (iii) pursuant to the Company Tender Offer; or (iv) as contemplated by this Restated Certificate;
(d)    effect any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event which results in a per share consideration payable to the holders of Series E Preferred Stock that is less than the lower of (i) three (3) times the Original Issue Price of the Series E Preferred Stock, or (ii) upon the occurrence of a Special Series E Adjustment Event (regardless if there has been an adjustment to the Conversion Price under Section 3 of Exhibit J of the Series E SPA), three (3) times the Special Series E Original Issue Price (subject to appropriate adjustment in the event of any stock splits and combinations of shares and for dividends paid on the Series E Preferred Stock in shares of such stock);
(e)    consummate the acquisition of another entity by the Corporation (or any subsidiary of the Corporation), by merger or consolidation with, purchase of all or substantially all of the assets of, or purchase of more than fifty percent of the outstanding equity securities of, the other entity; or
(f)    increase or decrease the authorized number of directors constituting the Board.”
IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 24th day of April, 2020 and the foregoing facts stated herein are true and correct.

TURO INC.

By:	/s/ Andre Haddad
Andre Haddad, Chief Executive Officer
2

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
TURO INC.
(a Delaware corporation)
Turo Inc., a Delaware corporation (the “Corporation”), does hereby certify that the following amendment to the Corporation’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on March 31, 2021, has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, with the approval of such amendment by the Corporation’s stockholders having been given by written consent without a meeting in accordance with Sections 228(d) and 242 of the Delaware General Corporation Law:
1.    The first paragraph of ARTICLE IV of the Restated Certificate of Incorporation, related to the number of authorized shares of the Corporation, is amended to read in its entirety as follows:
“The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 267,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 170,034,432 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). As of the effective date of this Restated Certificate of Incorporation (this “Restated Certificate”), 11,771,489 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, 23,352,211 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock”, 32,525,379 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”, 18,759,750 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock”, 24,193,609 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock”, 1,070,893 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D-1 Preferred Stock”, 47,446,080 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock” and 10,915,021 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E-1 Preferred Stock.””
[SIGNATURE PAGE FOLLOWS]
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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 31st day of March 2021 and the undersigned certifies that the foregoing facts stated herein are true and correct.

TURO INC.

By:	/s/ Andre Haddad
Name:	Andre Haddad
Title:	Chief Executive Officer
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CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
TURO INC.
(a Delaware corporation)
Turo Inc., a Delaware corporation (the “Corporation”), does hereby certify that the following amendment to the Corporation’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on July 23, 2019, as amended by Certificate of Amendment of Restated Certificate of Incorporation, filed with the Delaware Secretary of State on April 27, 2020, as further amended by Certificate of Amendment of Restated Certificate of Incorporation, filed with the Delaware Secretary of State on March 31, 2021, has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, with the approval of such amendment by the Corporation’s stockholders having been given by written consent without a meeting in accordance with Sections 228(d) and 242 of the Delaware General Corporation Law:
2.    Section 3.2.1 of ARTICLE IV, Part B of the Restated Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:
“3.2.1.    Election. For so long as at least 2,980,000 shares of Series A Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series A Director”). For so long as at least 4,760,000 shares of Series B Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation (the “Series B Director”). Until December 31, 2019 and for so long as at least 4,300,000 shares of Series D Preferred and Series D-1 Preferred Stock, in total, remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series D Preferred Stock and Series D-1 Preferred Stock, exclusively and as a separate class and with the Series D-1 Preferred Stock being subject to the Regulatory Voting Restriction for such purpose, shall be entitled to elect two directors of the Corporation (each a “Series D Director” and together, the “Series D Directors”); provided that following December 31, 2019, the second Series D Director seat shall terminate and following such date, for so long as at least 4,300,000 shares of Series D Preferred and Series D-1 Preferred Stock, in total, remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series D Preferred Stock and Series D-1 Preferred Stock, exclusively and as a separate class and with the Series D-1 Preferred Stock being subject to the Regulatory Voting Restriction for such purpose, shall be entitled to elect one Series D Director. For so long as at least 12,328,875 shares of Series E Preferred Stock and Series E-1 Preferred Stock, in total, remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series E Preferred Stock and Series E-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation (each, a “Series E Director”, and collectively, the “Series E Directors” and, together with the Series A Director, the Series B
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Director, the Series C Director and the Series D Director(s), the “Preferred Directors”). The holders of record of the shares of Common Stock and of every other class or series of voting stock (including the Preferred Stock), voting together as a single class on an as-converted basis (with the Series D-1 Preferred Stock being treated as convertible, but without actual conversion, into Common Stock and being subject to the Regulatory Voting Restriction for such purpose), shall be entitled to elect the remaining number of directors of the Corporation (the “Remaining Directors”). Any director elected as provided in this Section 3.2.1 may be removed without cause only by the affirmative vote of the holders of the Specified Stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.”
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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 24th day of February 2022 and the undersigned certifies that the foregoing facts stated herein are true and correct.

TURO INC.

By:	/s/ Andre Haddad
Name:	Andre Haddad
Title:	Chief Executive Officer
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CERTIFICATE OF AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION OF
TURO INC.
Turo Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”) does hereby certify as follows:
FIRST:    That the name of this corporation is Turo Inc. (the Corporation”) and the original certificate of incorporation was filed with the Secretary of State of the State of Delaware on August 12, 2009 under the name RelayRides, Inc.
SECOND:    The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions approving the following amendments to the Corporation’s Restated Certificate of Incorporation (the “Restated Certificate”):
1.    The first paragraph of Article IV of the Restated Certificate is hereby amended and restated in its entirety to read as follows:
“ARTICLE IV: AUTHORIZED SHARES
The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 135,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 84,975,979 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). As of the effective date of the Certificate of Amendment (the “Certificate of Amendment”) to this Restated Certificate of Incorporation (this “Restated Certificate”), 5,885,733 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, 11,634,911 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock”, 16,262,680 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”, 9,379,868 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock”, 12,096,793 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock”, 535,446 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D-1 Preferred Stock”, 23,723,038 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock” and 5,457,510 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series E-1 Preferred Stock.
Effective immediately upon the filing of this Certificate of Amendment (the “Effective Time”), and without any further action on the part of the Corporation or any stockholder, (i) each two (2) shares of Common Stock that are issued and outstanding at the Effective Time shall be combined and reconstituted into one (1) share of Common Stock, and (ii) each two (2) shares of Preferred Stock that are issued and outstanding at the Effective Time shall be combined and reconstituted into one (1) share of the applicable series of Preferred Stock (collectively, the “Reverse Split”). The Reverse Split shall occur whether or not the certificates representing such shares of Common Stock or Preferred Stock, as
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applicable, are surrendered at the office of the Corporation. All references to numbers of shares and all per share amounts set forth in the Restated Certificate are referenced and stated after giving effect to the Reverse Split, and, accordingly, no further adjustment pursuant to this Article IV shall be made as a result of the Reverse Split.”
2.    Section A of Article IX of the Restated Certificate is hereby amended and restated in its entirety to read as follows:
“A.    LIMITATION. The liability of the directors and officers for monetary damages shall be eliminated to the fullest extent permitted under applicable law. In furtherance thereof, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of the foregoing two sentences shall not adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. If applicable law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director or officer to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended. Solely for purposes of this Section A of Article IX, “officer” shall have the meaning provided in Section 102(b)(7) of the General Corporation Law.”
THIRD:    This Certificate of Amendment was duly adopted by the stockholders of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law.
FOURTH:    All other provisions of the Restated Certificate shall remain in full force an effect.
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IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has caused this Certificate of Amendment to be signed on November 1, 2023.

TURO INC.

By:	/s/ Andre Haddad
Name:	Andre Haddad
Title:	Chief Executive Officer
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